Exhibit 99.1

Press Release

Investor Contact: Ahmed Pasha 703 682 6451
Media Contact: Rich Bulger 703 682 6318

AES Reports Adjusted Earnings Per Share of $0.26 for First Quarter 2013 and Reaffirms Full Year 2013 Guidance

Recent Announcements

•	Announced the Company’s dividend policy

•	Commenced senior notes offering and tender offers to reduce recourse debt and improve the AES parent credit profile by extending near-term maturities

•

Sold the Company’s remaining interest in Cartagena in Spain and closed the sale of two Ukraine utilities for total equity proceeds to AES of approximately $133 million; exited operations in two countries

•	Commenced construction of the 532 MW Cochrane coal-fired facility in Chile

•	Achieved commercial operations at the 270 MW Ventanas IV coal-fired plant in Chile

•	Reaffirmed 2012-2015 total return target of 6% to 8%

ARLINGTON, Va, May 9, 2013 – The AES Corporation (NYSE: AES) today reported Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) of $0.26 for first quarter 2013, a decline of $0.11 from first quarter 2012. The decline was driven primarily by a $0.06 one-time arbitration settlement at Cartagena in Spain recorded in first quarter 2012, the $0.03 impact of low hydrology in Latin America and unfavorable movements in foreign currency exchange rates. In addition, first quarter 2013 Diluted Earnings Per Share from Continuing Operations decreased $0.30 due in large part to a $0.14 gain on the sale of an asset recorded in first quarter 2012, which was excluded from Adjusted EPS.

“We continue to execute on our strategy to drive shareholder value by simplifying our portfolio and reducing overhead, while expanding from existing platforms in our most competitive businesses,” said Andrés Gluski, AES President and Chief Executive Officer. “This quarter we closed the sale of three businesses and exited two more countries while also reducing general and administrative expenses $26 million from last year’s level. In Chile, construction began this quarter on the 532 MW Cochrane project, immediately adjacent to the 545 MW Angamos power plant we commissioned last year.”

“Consistent with our capital allocation plan, we are paying down debt and investing in platform expansions, such as the Cochrane project,” said Tom O’Flynn, AES Executive Vice President and Chief Financial Officer. “We appreciate the confidence of the investment community, as our senior notes offering was priced at 4.875%, AES’ lowest yield ever.”

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Table 1: Key Financial Results

$ in Millions, Except Per Share Amounts	First Quarter		Full Year 2013 Guidance
	2013	2012
Adjusted EPS[1]	$0.26	$0.37	$1.24-1.32
Diluted EPS from Continuing Operations	$0.14	$0.44	N/A
Proportional Free Cash Flow[1]	$352	$235	$750-1,050
Consolidated Net Cash Provided by Operating Activities	$618	$534	$2,500-3,100

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

Discussion of Cash Flow

First quarter 2013 Proportional Free Cash Flow (a non-GAAP financial measure) was $352 million, an increase of $117 million from first quarter 2012. This performance was driven by a PPA termination payment at Beaver Valley in the U.S. and lower working capital requirements in the Dominican Republic, partially offset by declines due to higher income tax payments in Colombia and low hydrology in Brazil.

Consolidated Net Cash Provided by Operating Activities increased $84 million to $618 million, driven by the same factors described above.

Dividend Policy

•	The Company announced its dividend policy, which will target a payout ratio of 30% to 40% of sustainable Parent Free Cash Flow (a non-GAAP financial measure)

•	The dividend policy and potential increases will be reviewed annually by management and the Board of Directors

•	The current annual dividend of $0.16 per share, or $120 million, represents a payout ratio of approximately 23% of 2012 Parent Free Cash Flow and 27% of 2013 Parent Free Cash Flow

Discussion of Other Announcements

•	The Company reduced G&A costs by $26 million during first quarter 2013

•	On track to achieve $145 million in annual cost reductions in 2014

•

In April 2013, the Company commenced transactions to reduce recourse debt by up to $300 million, including a senior notes offering of $500 million priced at 4.875% and tender offers totaling up to $800 million expected to close in May 2013

•	After completion of these transactions, the Company’s cumulative investment since late 2011 in recourse and non-recourse debt repayments will be approximately $1 billion

•	In April 2013, the Company closed the sale of its remaining interest in Cartagena in Spain for $24 million and the sale of its Ukraine utilities for $109 million, net of transaction fees

•	Since late 2011, the Company has received equity proceeds of $1.1 billion from asset sales and exited operations in six countries

•	In March 2013, the Company achieved commercial operations of the 270 MW coal-fired Ventanas IV plant in Chile

•	In April 2013, the Company commenced construction on Cochrane, a 532 MW coal-fired expansion of the existing Angamos plant in Chile

•	Closed non-recourse project financing of approximately $1 billion and executed long-term power sales agreements

•	On schedule to complete 2,443 MW of capacity under construction expected to come on-line through 2016

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2013 Guidance

The Company reaffirmed its full year 2013 guidance, which is based on foreign exchange and commodity price forward curves as of March 31, 2013.

Table 2: 2013 Guidance Reconciliation

$ in Millions, Except Per Share Amounts	Full Year 2013 Guidance
Adjusted EPS[1]	$1.24-1.32
Proportional Free Cash Flow[1] (a)	$750-1,050
Reconciling Factor[2] (b)	$1,750-2,050
Consolidated Net Cash Provided by Operating Activities (a + b)	$2,500-3,100

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
[2]	Primarily includes minority interest, maintenance capex and environmental capex. See Appendix for details of the reconciliation.

Discussion of First Quarter 2013 Operating Drivers of Adjusted PTC and Adjusted EPS

The Company manages its portfolio in six market-oriented Strategic Business Units (SBUs): US (United States), Andes (Chile, Colombia, and Argentina), Brazil, MCAC (Mexico, Central America and the Caribbean), EMEA (Europe, Middle East and Africa), and Asia.

Adjusted Pre-Tax Contribution (Adjusted PTC, a non-GAAP financial measure), is defined by the Company as pre-tax income from continuing operations attributable to AES excluding unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, gains or losses due to dispositions and acquisitions of business interests, losses due to impairments and costs due to the early retirement of debt. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis. The Company has concluded that Adjusted PTC best reflects the underlying business performance of the Company and is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments.

Table 3: Adjusted PTC1 by SBU and Adjusted EPS

$ in Millions, Except Per Share Amounts	First Quarter
	2013	2012
US	$135	$93
Andes	$80	$111
Brazil	$42	$108
MCAC	$57	$78
EMEA	$93	$189
Asia	$31	$32
Total SBUs	$438	$611
Corp/Other	$(173)	$(198)
Total AES Adjusted PTC[1,2]	$265	$413
Adjusted Effective Tax Rate	27%	32%
Diluted Share Count	749	785
Adjusted EPS[1]	$0.26	$$0.37

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
[2]	Includes $4 million and $13 million of after-tax net equity in earnings of affiliates in first quarter 2013 and 2012, respectively.

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First quarter 2013 Adjusted PTC decreased $148 million. Key operating drivers of Adjusted PTC included:

•	US – An increase of $42 million, primarily due to the acceleration of future earnings at Beaver Valley as a result of the termination of the PPA during the quarter.

•	Andes – A decrease of $31 million driven by lower dispatch of gas-fired generation in Chile.

•	Brazil – A decrease of $66 million due to low hydrology at Tietê and lower demand at Sul, as well as unfavorable movements in the Brazilian Real.

•	MCAC – A decrease of $21 million due primarily to low hydrology in Panama.

•

EMEA – A decrease of $96 million due primarily to a favorable one-time arbitration settlement at Cartagena in Spain in first quarter 2012 and a decline at Ballylumford in the United Kingdom, driven by a reduction in contracted capacity prices.

•	Asia – With a decrease of $1 million, the Asia SBU was roughly flat from first quarter 2012.

•	Corp/Other – A decline of $25 million due to lower interest and general and administrative expense.

First quarter 2013 Adjusted EPS declined $0.11 to $0.26 due to the reduction in Adjusted PTC, as described above. This reduction was partially offset by a lower effective tax rate and a lower share count.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, Proportional Cash Flow From Operating Activities, Proportional Free Cash Flow, as well as reconciliations to the most comparable GAAP financial measure.

In providing its full year 2013 Adjusted EPS guidance, the Company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to: (a) unrealized gains or losses related to derivative transactions (as of March 31, 2013, $0.01 per share); (b) unrealized foreign currency gains or losses (as of March 31, 2013, $0.02 per share); (c) gains or losses due to dispositions and acquisitions of business interests; (d) losses due to impairments (as of March 31, 2013, $0.05 per share); and (e) costs due to the early retirement of debt (as of March 31, 2013, $0.04 per share). At this time, management is not able to estimate the aggregate impact, if any, of these items on reported earnings. Accordingly, the Company is not able to provide a corresponding GAAP equivalent for its Adjusted EPS guidance.

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Attachments

Consolidated Statements of Operations, Consolidated Balance Sheets, Segment Information, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information and 2013 Financial Guidance Elements.

Conference Call Information

AES will host a webcast of Investor Day and First Quarter 2013 Results on Thursday, May 9, 2013 at 8:00 a.m. Eastern Daylight Time (EDT). Internet access to the presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Quarterly Financial Results.”

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 23 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 25,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2012 revenues were $18 billion and we own and manage $42 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2012 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2012 Annual Report on Form 10-K dated on or about February 26, 2013 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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THE AES CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(in millions, except
	per share amounts)
Revenue:
Regulated	$2,246	$2,484
Non-Regulated	2,019	2,102

Total revenue	4,265	4,586

Cost of Sales:
Regulated	(1,894)	(2,056)
Non-Regulated	(1,616)	(1,458)

Total cost of sales	(3,510)	(3,514)

Gross margin	755	1,072

General and administrative expenses	(61)	(87)
Interest expense	(377)	(416)
Interest income	66	91
Other expense	(75)	(28)
Other income	68	18
Gain on sale of investments	3	179
Asset impairment expense	(48)	(10)
Foreign currency transaction losses	(32)	(1)
Other non-operating expense	—	(49)

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	299	769
Income tax expense	(82)	(268)
Net equity in earnings of affiliates	4	13

INCOME FROM CONTINUING OPERATIONS	221	514
Income from operations of discontinued businesses, net of income tax (benefit) expense of $(1) and $2, respectively	14	6
Net loss from disposal and impairments of discontinued businesses, net of income tax (benefit) expense of $(1) and $0, respectively	(36)	(5)

NET INCOME	199	515
Noncontrolling interests:
Less: Income from continuing operations attributable to noncontrolling interests	(115)	(173)
Less: Income from discontinued operations attributable to noncontrolling interests	(2)	(1)

Total net income attributable to noncontrolling interests	(117)	(174)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$82	$341

AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$106	$341
Loss from discontinued operations, net of tax	(24)	—

Net income	$82	$341

BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.14	$0.45
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.03)	—

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.11	$0.45

DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.14	$0.44
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.03)	—

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.11	$0.44

THE AES CORPORATION

STRATEGIC BUSINESS UNIT (SBU) INFORMATION

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(in millions)
REVENUE
US	$892	$930
Andes	691	734
Brazil	1,429	1,554
MCAC(1)	669	596
EMEA (2)	450	598
Asia	134	182
Corporate, Other and Inter-SBU eliminations	—	(8)

Total Revenue	$4,265	$4,586

(1)	MCAC includes MCAC Utilities which is reported within Corporate and Other in the segment disclosures provided in the notes to the Company’s interim financial statements.
(2)	EMEA includes Africa Utilities which is reported within Corporate and Other in the segment disclosures provided in the notes to the Company’s interim financial statements.

THE AES CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2013	2012
	(in millions, except
	share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,301	$1,966
Restricted cash	760	748
Short-term investments	851	696
Accounts receivable, net of allowance for doubtful accounts of $314 and $306, respectively	2,633	2,671
Inventory	755	766
Deferred income taxes	231	222
Prepaid expenses	256	230
Other current assets	1,403	1,103
Current assets of discontinued operations and held for sale assets	68	63

Total current assets	9,258	8,465

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	1,019	1,007
Electric generation, distribution assets and other	32,210	31,656
Accumulated depreciation	(9,745)	(9,645)
Construction in progress	2,528	2,783

Property, plant and equipment, net	26,012	25,801

Other Assets:
Investments in and advances to affiliates	1,195	1,196
Debt service reserves and other deposits	593	565
Goodwill	1,999	1,999
Other intangible assets, net of accumulated amortization of $193 and $276, respectively	417	429
Deferred income taxes	986	996
Other noncurrent assets	2,153	2,240
Noncurrent assets of discontinued operations and held for sale assets	105	139

Total other assets	7,448	7,564

TOTAL ASSETS	$42,718	$41,830

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,951	$2,631
Accrued interest	415	295
Accrued and other liabilities	2,251	2,505
Non-recourse debt, including $424 and $282, respectively, related to variable interest entities	3,108	2,829
Recourse debt	507	11
Current liabilities of discontinued operations and held for sale businesses	54	48

Total current liabilities	9,286	8,319

NONCURRENT LIABILITIES
Non-recourse debt, including $1,118 and $1,076, respectively, related to variable interest entities	12,815	12,554
Recourse debt	5,454	5,951
Deferred income taxes	1,239	1,237
Pension and other post-retirement liabilities	2,389	2,455
Other noncurrent liabilities	3,713	3,705
Noncurrent liabilities of discontinued operations and held for sale businesses	3	17

Total noncurrent liabilities	25,613	25,919

Cumulative preferred stock of subsidiaries	78	78
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 812,021,363 issued and 746,474,449 outstanding at March 31, 2013 and 810,679,839 issued and 744,263,855 outstanding at December 31, 2012)	8	8
Additional paid-in capital	8,527	8,525
Accumulated deficit	(182)	(264)
Accumulated other comprehensive loss	(2,952)	(2,920)
Treasury stock, at cost (65,546,914 shares at March 31, 2013 and 66,415,984 shares at December 31, 2012)	(768)	(780)

Total AES Corporation stockholders’ equity	4,633	4,569
NONCONTROLLING INTERESTS	3,108	2,945

Total equity	7,741	7,514

TOTAL LIABILITIES AND EQUITY	$42,718	$41,830

THE AES CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(in millions)
OPERATING ACTIVITIES:
Net income	$199	$515
Adjustments to net income:
Depreciation and amortization	329	360
Gain from sale of investments and impairment expense	59	(92)
Deferred income taxes	13	101
Provisions for contingencies	26	17
Loss on the extinguishment of debt	47	—
Loss on disposals and impairments - discontinued operations	38	—
Other	56	(40)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	42	(189)
(Increase) decrease in inventory	(4)	(11)
(Increase) decrease in prepaid expenses and other current assets	(192)	(117)
(Increase) decrease in other assets	(45)	(156)
Increase (decrease) in accounts payable and other current liabilities	174	266
Increase (decrease) in income tax payables, net	(123)	(161)
Increase (decrease) in other liabilities	(1)	41

Net cash provided by operating activities	618	534

INVESTING ACTIVITIES:
Capital expenditures	(546)	(579)
Proceeds from the sale of businesses, net of cash sold	1	63
Proceeds from the sale of assets	6	4
Sale of short-term investments	1,335	1,505
Purchase of short-term investments	(1,492)	(1,855)
(Increase) decrease in restricted cash	(35)	28
(Increase) decrease in debt service reserves and other assets	(10)	20
Proceeds from government grants for asset construction	1	85
Other investing	14	4

Net cash used in investing activities	(726)	(725)

FINANCING ACTIVITIES:
Borrowings (repayments) under the revolving credit facilities, net	15	(281)
Issuance of non-recourse debt	1,491	503
Repayments of recourse debt	(2)	(3)
Repayments of non-recourse debt	(1,007)	(151)
Payments for financing fees	(33)	(12)
Distributions to noncontrolling interests	(31)	(19)
Contributions from noncontrolling interests	55	5
Dividends paid on AES common stock	(30)	—
Financed capital expenditures	(7)	(6)
Other financing	4	1

Net cash provided by financing activities	455	37
Effect of exchange rate changes on cash	(8)	25
(Increase) decrease in cash of discontinued and held for sale businesses	(4)	99

Total increase (decrease) in cash and cash equivalents	335	(30)
Cash and cash equivalents, beginning	1,966	1,688

Cash and cash equivalents, ending	$2,301	$1,658

SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$234	$291
Cash payments for income taxes, net of refunds	$295	$325

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	Net of NCI*	Per Share (Diluted) Net of NCI* and Tax		Net of NCI*	Per Share (Diluted) Net of NCI* and Tax
	(In millions, except per share amounts)
Income from continuing operations attributable to AES and Diluted EPS	$106	$0.14		$341	$0.44
Add back income tax expense from continuing operations attributable to AES	31			191

Pre-tax contribution	137			532

Adjustments

Unrealized derivative losses (1)	13	0.01		30	0.03
Unrealized foreign currency transaction (gains)/ losses (2)	27	0.02		(29)	(0.02)
Disposition/ acquisition (gains)	(3)	—	(3)	(178)	(0.14	)(4)
Impairment losses	48	0.05	(5)	58	0.06	(6)
Debt retirement losses	43	0.04	(7)	—	—

Adjusted pre-tax contribution and Adjusted EPS	$265	$0.26		$413	$0.37

*	NCI is defined as Noncontrolling Interests
(1)	Unrealized derivative losses were net of income tax per share of $0.01 and $0.01 in the three months ended March 31, 2013 and 2012, respectively.
(2)	Unrealized foreign currency transaction (gains)/losses were net of income tax per share of $0.01 and $(0.01) in the three months ended March 31, 2013 and 2012, respectively.
(3)	Amount primarily relates to the gain from the sale of Chengdu, an equity method investment in China for $3 million ($2 million, or $0.00 per share, net of income tax of $0.00 per share).
(4)	Amount primarily relates to the gain from the sale of 80% of our interest in Cartagena for $178 million ($107 million, or $0.14 per share, net of income tax of $0.09 per share).
(5)	Amount primarily relates to asset impairments at Beaver Valley of $46 million ($32 million, or $0.04 per share, net of income tax of $0.02 per share).
(6)

Amount primarily relates to the other-than-temporary impairment of equity method investments in China of $32 million ($26 million, or $0.03 per share, net of income tax of $0.01 per share), and at InnoVent of $17 million ($12 million, or $0.02 per share, net of income tax of $0.01 per share).

(7)

Amount primarily relates to the loss on early retirement of debt at Masinloc of $43 million ($28 million, or $0.04 per share, net of noncontrolling interest of $3 million and of income tax of $0.01 per share).

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(in millions)
Calculation of Maintenance Capital Expenditures for Free Cash Flow (1) Reconciliation Below:

Maintenance Capital Expenditures,	$186	$234
Environmental Capital Expenditures	30	8
Growth Capital Expenditures	337	343

Total Capital Expenditures	$553	$585

Reconciliation of Proportional Operating Cash Flow(2)

Consolidated Operating Cash Flow	$618	$534
Less: Proportional Adjustment Factor	(104)	(129)

Proportional Operating Cash Flow (2)	$514	$405

Reconciliation of Free Cash Flow(1)

Consolidated Operating Cash Flow	$618	$534
Less: Maintenance Capital Expenditures, net of reinsurance proceeds	(186)	(234)
Less: Environmental Capital Expenditures	(30)	(8)

Free Cash Flow(1)	$402	$292

Reconciliation of Proportional Free Cash Flow(1),(2)

Proportional Operating Cash Flow	$514	$405
Less: Proportional Maintenance Capital Expenditures net of reinsurance proceeds and Proportional Environmental Capital Expenditures	(162)	(170)

Proportional Free Cash Flow(1),(2)	$352	$235

(1)

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metric.

The AES Corporation

Parent Financial Information

Parent only data: last four quarters

($ in millions)

	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31,	December 31,	September 30,	June 30,
	2013	2012	2012	2012
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$1,357	$1,332	$1,252	$1,267
Returns of capital distributions to Parent & QHCs	$108	29	143	233

Total subsidiary distributions & returns of capital to parent	$1,465	$1,361	$1,395	$1,500

Parent only data: quarterly
($ in millions)

	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31,	December 31,	September 30,	June 30,
	2013	2012	2012	2012
	Actual	Actual	Actual	Actual
Subsidiary distributions to Parent & QHCs	$202	$450	$331	$374
Returns of capital distributions to Parent & QHCs	162	(100)	12	34

Total subsidiary distributions & returns of capital to Parent	$364	$350	$343	$408

Parent Company Liquidity (2) ($ in millions)
	Balance at
	March 31,	December 31,	September 30,	June 30,
	2013	2012	2012	2012
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$425	$311	$444	$240
Availability under credit facilities	797	795	795	795

Ending liquidity	$1,222	$1,106	$1,239	$1,035

(1)	Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)	Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.
(3)	The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

Parent Free Cash Flow (a non-GAAP financial measure) should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Parent Free Cash Flow is used for dividends, share repurchases, growth investments, recourse debt repayments, and other uses by the Parent Company.

THE AES CORPORATION

2013 FINANCIAL GUIDANCE ELEMENTS(1)

2013 Financial Guidance (as of 5/9/13)
	Consolidated	Proportional (2)
Income Statement Guidance
Adjusted Earnings Per Share (3)	$1.24 to $1.32
Cash Flow Guidance
Net Cash Provided by Operating Activities	$2,500 to $3,100 million
Free Cash Flow (4)		$750 to $1,050 million
Reconciliation of Free Cash Flow Guidance
Net Cash from Operating Activities	$2,500 to $3,100 million	$1,650 to $1,950 million
Less: Maintenance Capital Expenditures	$1,050 to $1,350 million	$750 to $1,050 million

Free Cash Flow (4)	$1,300 to $1,900 million	$750 to $1,050 million

(1)	2013 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2013.
(2)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP. Non-GAAP financial measure as reconciled in the table.

(4)

Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.